EXHIBIT 32




                              CERTIFICATIONS
                    Pursuant to 18 U.S.C. Section 1350

     The undersigned hereby certifies that (i) the foregoing quarterly report on Form 10-Q filed by Fountain Powerboat Industries, Inc. (the "Company") for the quarter ended September 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  November 13, 2003         /s/Reginald M. Fountain, Jr.
                                 Reginald M. Fountain, Jr.
                                 President and Chief Executive Officer



Date:  November 13, 2003         /s/Irving L. Smith
                                 Irving L. Smith
                                 Chief Financial Officer